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EXHIBIT 99.1

FLEX REPORTS THIRD QUARTER FISCAL 2024 RESULTS
Austin, Texas, January 31, 2024 – Flex (NASDAQ: FLEX) today announced results for its third quarter ended December 31, 2023.
Third Quarter Fiscal Year 2024 Highlights:
•Net Sales: $7.1 billion
•GAAP Operating Income: $348 million
•Adjusted Operating Income: $477 million
•GAAP Net Income attributable to Flex Ltd: $197 million
•Adjusted Net Income attributable to Flex Ltd: $309 million
•GAAP Earnings Per Share: $0.45
•Adjusted Earnings Per Share: $0.71

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.
"Overall, fiscal Q3 was another quarter of strong execution,” said Revathi Advaithi, CEO of Flex. "We continue to deliver on our commitments, and we are very well positioned in markets with strong, long-term secular drivers."

Fourth Quarter Fiscal 2024 Guidance
Fourth quarter FY24 guidance excludes Flex’s 51.47% economic interest in Nextracker, which reflects the January 2, 2024 spin-off of all of Flex's remaining interest in Nextracker.

•Revenue: $5.8 billion to $6.4 billion
•GAAP Operating Income: $252 million to $302 million
•Adjusted Operating Income: $305 million to $355 million
•GAAP EPS: $0.38 to $0.48.
•Adjusted EPS: $0.50 to $0.60 which excludes $0.07 for stock-based compensation expense, $0.03 for net intangible amortization, and $0.02 for net restructuring charges.

Fiscal Year 2024 Guidance Updated - Total Flex
Fiscal year 2024 guidance includes Flex's economic interest in Nextracker for Q1 through Q3 FY24, and excludes it from Q4 FY24, which reflects the January 2, 2024 spin-off of all of Flex's remaining interest in Nextracker.

•Revenue: $27.7 billion to $28.3 billion
•GAAP EPS: $1.77 to $1.87
•Adjusted EPS: $2.47 to $2.57 which excludes $0.35 for stock-based compensation expense, $0.24 for net restructuring charges and $0.13 for net intangible amortization, offset by ($0.02) for tax, noncontrolling interest share of subsidiary’s non-GAAP adjustments and other, compared to GAAP earnings per share.

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In addition, we are providing fiscal year 2024 guidance for Core Flex to provide further transparency in our core business trends. Core Flex represents Flex, excluding Flex’s economic interest in Nextracker for the entire FY2024. Core Flex is a non-GAAP measure that does not reflect discontinued operations presentation under GAAP.

Fiscal Year 2024 Guidance – Core Flex
•Revenue: $26.0 billion to $26.6 billion
•GAAP EPS: $1.42 to $1.52
•Adjusted EPS: $2.07 to $2.17 which excludes $0.26 for stock-based compensation expense, $0.24 for net restructuring charges, $0.13 for net intangible amortization and $0.02 for other compared to GAAP earnings per share.

Completed Spin-off of remaining interest in Nextracker to Flex Shareholders
As previously announced, on January 2, 2024, Flex completed the spin-off of all of its remaining interest in Nextracker Inc. ("Nextracker") to Flex shareholders on a pro rata basis based on the number ordinary shares of Flex held by each shareholder of Flex (the “Distribution”) as of December 29, 2023, which was the record date of the Distribution. Under the previously disclosed terms of the transaction, Flex shareholders received approximately 0.17 shares of Nextracker Class A common stock for every Flex ordinary share held as of the record date of the Distribution. Flex shareholders received cash in lieu of any fractional shares.
As a result of the completion of the spin-off, Nextracker became a fully independent public company, Flex no longer directly or indirectly holds any shares of Nextracker common stock or any securities convertible into or exchangeable for shares of Nextracker common stock and Flex will no longer consolidate Nextracker into its financial results. Following the spin-off, Flex ordinary shares continue to trade on Nasdaq under the ticker symbol “FLEX” and shares of Nextracker Class A common stock continue to trade on Nasdaq under the ticker symbol “NXT”.
The historical results of Nextracker and certain assets and liabilities included in the spin-off will be reported in Flex's consolidated financial statements as discontinued operations beginning in Flex's fourth quarter ending March 31, 2024.
Webcast and Conference Call
The Flex management team will host a conference call today at 1:30 PM (PT) / 4:30 PM (ET), to review third quarter fiscal 2024 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.
About Flex
Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations,

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Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.
Contacts
Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Yvette Lorenz
Director, Corporate PR and Executive Communications
(415) 225-7315
Yvette.Lorenz@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to our future financial results and our guidance for future financial performance (including expected revenues, operating income, margins and earnings per share). These forward-looking statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause the actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that we may not achieve our expected future operating results; the effects that the current and future macroeconomic environment, including inflation, slower growth or recession, a potential U.S. federal government shutdown, and currency exchange rate fluctuations, could have on our business and demand for our products; the impact of fluctuations in the pricing or availability of raw materials and components, labor and energy, and logistical constraints; risks related to the recently completed spin-off of Nextracker, and the transactions related thereto, including the qualification of these transactions for their intended tax treatment; risks associated with acquisitions and divestitures, including the possibility that we may not fully realize their projected benefits; geopolitical risks, including impacts from the termination and renegotiation of international trade agreements and trade policies, the ongoing conflicts between Russia and Ukraine and between Israel and Hamas, disruptions caused by the attacks on shipping vessels in the Red Sea, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, any of which could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; the effects that current and future credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us and our ability to pass through costs to our customers; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; hiring and retaining key personnel; litigation and regulatory investigations and proceedings; our compliance with legal and regulatory requirements; changes in laws, regulations, or policies that may impact our business, including those related to climate change; the possibility that benefits of the Company's restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers' commitments and rapid changes in demand may cause supply chain issues, excess and obsolete inventory, and other issues which adversely affect our operating results; our dependence on a small number of customers; our industry is extremely competitive; we may be exposed to financially troubled customers or suppliers; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement or breach of license agreements; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure and disrupt our operations; physical and operational risks from natural disasters, severe weather events, or climate change; our ability to meet environmental, social and governance expectations or standards or achieve sustainability goals; we may be exposed to product liability and product warranty liability; that

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recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; and the impact and effects on our business, results of operations and financial condition of a public health issue, including a pandemic, or catastrophic event.

Additional information concerning these, and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K for the fiscal year ended March 31, 2023 and in subsequent quarterly reports on Form 10-Q, as well as the registration statement, including the proxy statement/prospectus, and other documents filed by Flex or Nextracker, as applicable, with the U.S. Securities and Exchange Commission in connection with the spin-off of Nextracker referred to above. The forward-looking statements in this presentation are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (2)
(In millions, except per share amounts)

	Three-Month Periods Ended
	December 31, 2023	December 31, 2022
GAAP:
Net sales	$7,103	$7,756
Cost of sales	6,400	7,168
Restructuring charges	61	5
Gross profit	642	583
Selling, general and administrative expenses	264	243
Restructuring charges	13	—
Intangible amortization	17	19
Operating income	348	321
Interest, net	36	54
Other charges, net	5	5
Income before income taxes	307	262
Provision for income taxes	74	25
Net income	233	237
Net income attributable to noncontrolling interest and redeemable noncontrolling interest	36	7
Net income attributable to Flex Ltd.	$197	$230

Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$0.45	$0.50
Non-GAAP	$0.71	$0.62

Diluted shares used in computing per share amounts	436	459

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (2)
(In millions, except per share amounts)

	Nine-Month Periods Ended
	December 31, 2023	December 31, 2022
GAAP:
Net sales	$21,910	$22,869
Cost of sales	19,935	21,155
Restructuring charges	81	5
Gross profit	1,894	1,709
Selling, general and administrative expenses	806	729
Restructuring charges	19	—
Intangible amortization	54	62
Operating income	1,015	918
Interest, net	112	150
Other charges, net	32	2
Income before income taxes	871	766
Provision for income taxes	21	96
Net income	850	670
Net income attributable to noncontrolling interest and redeemable noncontrolling interest	239	19
Net income attributable to Flex Ltd.	$611	$651

Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$1.37	$1.41
Non-GAAP	$1.95	$1.79

Diluted shares used in computing per share amounts	446	462

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)(2)
(In millions, except per share amounts) *

	Three-Month Periods Ended
	December 31, 2023	December 31, 2022

GAAP operating income	$348	$321
Intangible amortization	17	19
Stock-based compensation expense	39	27
Restructuring charges	73	5
Non-GAAP operating income	$477	$372

GAAP provision for income taxes	$74	$25
Intangible amortization benefit	3	3
Other tax related adjustments	9	—
Non-GAAP provision for income taxes	$86	$28

GAAP net income attributable to Flex Ltd.	$197	$230
Intangible amortization	17	19
Stock-based compensation expense	39	27
Restructuring charges	73	5
Interest and other, net	3	—
Paid-in-kind and pre-IPO dividends paid to redeemable noncontrolling interest	—	7
Noncontrolling interest share of subsidiary's non-GAAP adjustments	(8)	—
Adjustments for taxes	(12)	(3)
Non-GAAP net income	$309	$285
Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$0.45	$0.50
Non-GAAP	$0.71	$0.62

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

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FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)(2)
(In millions, except per share amounts) *

	Nine-Month Periods Ended
	December 31, 2023	December 31, 2022

GAAP operating income	$1,015	$918
Intangible amortization	54	62
Stock-based compensation expense	125	80
Restructuring charges	97	5
Legal and other	2	13
Non-GAAP operating income	$1,293	$1,078

GAAP provision for income taxes	$21	$96
Intangible amortization benefit	9	9
Other tax related adjustments	155	(4)
Non-GAAP provision for income taxes	$185	$101

GAAP net income attributable to Flex Ltd.	$611	$651
Intangible amortization	54	62
Stock-based compensation expense	125	80
Restructuring charges	97	5
Legal and other	2	13
Interest and other, net	12	4
Paid-in-kind and pre-IPO dividends paid to redeemable noncontrolling interest	—	19
Noncontrolling interest share of subsidiary's non-GAAP adjustments	133	—
Adjustments for taxes	(164)	(5)
Non-GAAP net income	$870	$829
Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$1.37	$1.41
Non-GAAP	$1.95	$1.79

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (2)
(In millions)

	As of December 31, 2023	As of March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,764	$3,294
Accounts receivable, net of allowance for doubtful accounts	3,605	3,739
Contract assets	604	541
Inventories	6,815	7,530
Other current assets	1,089	917
Total current assets	14,877	16,021

Property and equipment, net	2,328	2,349
Operating lease right-of-use assets, net	612	608
Goodwill	1,348	1,343
Other intangible assets, net	266	316
Other assets	935	758
Total assets	$20,366	$21,395

LIABILITIES, NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$3	$150
Accounts payable	5,292	5,930
Accrued payroll and benefits	513	522
Deferred revenue and customer working capital advances	2,567	3,143
Other current liabilities	1,011	1,110
Total current liabilities	9,386	10,855

Long-term debt, net of current portion	3,431	3,691
Operating lease liabilities, non-current	502	506
Other liabilities	602	637
Total liabilities	13,921	15,689
Total Flex Ltd. shareholders’ equity	5,965	5,351
Noncontrolling interest	480	355
Total shareholders’ equity	6,445	5,706
Total liabilities, noncontrolling interest, and shareholders' equity	$20,366	$21,395

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine-Month Periods Ended
	December 31, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$850	$670
Depreciation, amortization and other impairment charges	390	371
Changes in working capital and other, net	(593)	(541)
Net cash provided by operating activities	647	500

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(449)	(455)
Proceeds from the disposition of property and equipment	21	20
Other investing activities, net	14	10
Net cash used in investing activities	(414)	(425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	2	819
Repayments of bank borrowings and long-term debt	(398)	(926)
Payments for repurchases of ordinary shares	(781)	(293)
Proceeds from issuances of Nextracker shares	552	—
Payment for purchase of Nextracker LLC units from TPG	(57)	—
Other financing activities, net	(86)	(53)
Net cash used in financing activities	(768)	(453)

Effect of exchange rates on cash and cash equivalents	5	(21)
Net decrease in cash and cash equivalents	(530)	(399)
Cash and cash equivalents, beginning of period	3,294	2,964
Cash and cash equivalents, end of period	$2,764	$2,565

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I, II, and III

(1) To supplement Flex’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude certain legal and other charges, restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

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Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Restructuring charges include severance charges at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

During the three and nine-month periods ended December 31, 2023, the Company recognized approximately $73 million and $97 million of restructuring charges respectively, most of which related to employee severance. During the three and nine-month periods ended December 31, 2022, the Company recognized $5 million of restructuring charges, most of which related to employee severance.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs and customer related asset impairments (recoveries). During the first three quarters of fiscal year 2024 and 2023, the Company accrued for certain loss contingencies where losses were considered probable and estimable. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Interest and other, net consist of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.

Paid-in-kind and pre-IPO dividends paid to redeemable noncontrolling interest relates to dividends paid to TPG Rise Flash, L.P. ("TPG Rise"). Prior to the Nextracker IPO, pro-rated 5% annual preferred dividends were paid-in-kind to TPG Rise totaling $19 million for the first three quarters of fiscal year 2023. No such charges were recorded in fiscal year 2024.

Noncontrolling interest share of subsidiary’s non-GAAP adjustments represents the share of non-GAAP adjustments attributable to noncontrolling interest. During the three and nine month periods ended December 31, 2023, $(8) million and $133 million were recorded as noncontrolling interest; of which amounts are primarily related to after-tax Nextracker stock based compensation expense and, $143 million net in the nine month period related to tax benefits as a result of the Nextracker follow-on offering.

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Adjustments for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. During the three and nine month periods ended December 31, 2023, the Company recognized a ($12) million and ($164) million net tax benefit respectively, of which ($10) million and ($29) million, respectively, relate to the tax effects of various adjustments that are incorporated into Non-GAAP measures on restructuring and other, ($128) million in the nine month period relates to tax adjustments on Nextracker follow-on offering, and ($2)million and ($7) million in the three and nine month period relates to other discrete tax items, respectively.

(2)    Noncontrolling interests have been included on the consolidated balance sheets as components of redeemable noncontrolling interest and total shareholders' equity. As a result of the Nextracker February 13, 2023 IPO, the redeemable noncontrolling interest are not applicable for the period ended December 31, 2023. The amount of consolidated net income attributable to Flex Ltd. and to the noncontrolling interest and redeemable noncontrolling interest are presented in the consolidated statements of operations. In the fourth quarter of fiscal year 2023, Nextracker Inc. completed the Nextracker IPO through a series of reorganization transactions that resulted in Nextracker Inc. having an umbrella partnership C corporation ("Up-C") structure and the conversion of redeemable noncontrolling interest to noncontrolling interest.

Upon the IPO, Flex recorded a noncontrolling interest within shareholders' equity, reflecting the portion of Nextracker that was not owned by Flex. On a subsequent measurement basis, the carrying value of this noncontrolling interest is adjusted for earnings attributable to the noncontrolling interest.

As of December 31, 2023 and March 31, 2023, the carrying value of noncontrolling interest were $480 million and $355 million, respectively. Net Income attributable to noncontrolling interest and redeemable noncontrolling interest was $239 million and $19 million for the first three quarters of fiscal year 2024 and 2023, respectively.